UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 12, 2016

Rock Creek Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-15324	52-1402131
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2040 Whitfield Avenue, Suite 300 Sarasota, Florida 34243
(Address of principal executive offices, including zip code)

844-727-0727

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.           Submission of Matters to a Vote of Security Holders.

On August 12, 2016, the Company held its annual meeting of stockholders. The Company previously filed the Proxy Statement and related materials pertaining to the Annual Meeting with the SEC. On the record date of July 22, 2016, there were 170,444,758 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

Proposal 1: Election of Directors

Three nominees for the Board of Directors were elected to serve for one-year terms. The tabulation of votes was as follows:

Nominee	Votes For	Votes Withheld

Lee M. Canaan	37,956,908	4,123,314

Michael John Mullan	37,911,618	4,168,604

Robert W. Scannell	38,025,629	4,054,593

Proposal 2: A proposal to approve an amendment (in the event it is deemed by the Company’s Board of Directors to be advisable) to the Company’s Tenth Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s issued and outstanding common stock

The Company’s proposal to approve an amendment (in the event it is deemed by the Company’s Board of Directors to be advisable) to the Company’s Tenth Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s issued and outstanding common stock at a ratio within the range of one-for-fifty (1:50) to one-for-two hundred (1:200), as determined by the Board of Directors, was approved as set forth below:

For	Against	Abstain
95,790,971	42,532,084	1,919,301

Proposal 3: Approval of the Company’s 2016 Omnibus Incentive Plan

The Company’s proposal to approve the Company’s 2016 Omnibus Incentive Plan was approved as set forth below:

For	Against	Abstain	Broker Non-Votes
30,275,080	10,074,178	1,730,964	96,162,134

Proposal 4: Ratification of the Appointment of Independent Auditor

The appointment of Cherry Bekaert LLP as the Company’s independent auditor to audit the Company’s 2016 financial statements was ratified as set forth below:

For	Against	Abstain
134,507,671	3,078,932	2,655,753

Proposal 5: Advisory Vote on Executive Compensation

An advisory resolution on the compensation of the Company’s named executive officers was ratified as set forth below:

For	Against	Abstain	Broker Non-Votes
45,528,252	8,943,611	2,894,316	96,100,877

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCK CREEK PHARMACEUTICALS, INC.

Date: August 17, 2016

	By:	/s/ William L. McMahon
	Name:	William L. McMahon
	Title:	Chief Financial Officer